EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT*

                                                                                                     JURISDICTION
                                                                                                          OF
                                                                                                     INCORPORATION
                                                                                                     -------------
Constellation Holdings, Inc. .....................................................................     Maryland
Constellation Investments, Inc. ..................................................................     Maryland
Constellation Energy Source, Inc. (formerly named BNG, Inc.)......................................     Delaware
Safe Harbor Water Power Corporation...............................................................   Pennsylvania
BGE Home Products & Services, Inc.................................................................     Maryland
BGE Energy Projects & Services, Inc...............................................................     Maryland

*The names of certain indirectly owned subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary pursuant to Rule 1-02(w) of Regulation S-X.
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